UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

EDISON INTERNATIONAL

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-9936	95-4137452
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue

(P.O. Box 976)

Rosemead, California 91770

(Address of principal executive offices, including zip code)

626-302-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report and its exhibit include forward-looking statements. Edison International based these forward-looking statements on its current expectations and projections about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances. These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International. Edison International has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with Edison International’s Annual Report on Form 10-K for the year ended December 31, 2010.

Item 2.02 Results of Operations and Financial Condition

On February 28, 2011, Edison International issued a press release reporting its financial results for the year ended December 31, 2010. A copy of the press release is attached as Exhibit 99.1. On the same day, members of Edison International’s management spoke to investors via a financial teleconference. The presentation, attached as Exhibit 99.2, accompanied management’s comments on the financial teleconference. The information furnished in this Item 2.02 and Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933.

Item 7.01 Regulation FD Disclosure

Members of Edison International management will use the information in the presentation attached hereto as Exhibit 99.2 as well as other information in meetings with institutional investors and analysts. The presentation will also be posted on Edison International’s website as a reference on business performance and strategies for investors.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

See the Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Mark C. Clarke
Mark C. Clarke
Vice President and Controller

Date: February 28 , 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Edison International Press Release dated February 28, 2011

99.2	Edison International Fourth Quarter 2010 Financial Teleconference dated February 28, 2011